Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Midstream Partners Reports First Quarter 2016 Financial and Operating Results

CANONSBURG, Pa. - May 4, 2016 /PRNewswire/ - Rice Midstream Partners LP (NYSE: RMP) (“RMP” or the “Partnership”) today reported first quarter 2016 financial and operating results. Highlights to date include:

•	First quarter average throughput of 835 MDth/d, a 50% increase over the prior year quarter and a 19% increase relative to fourth quarter 2015

•	Increased Adjusted EBITDA(1) by 239% over the prior year quarter to $42.2 million and by 122% as compared to fourth quarter 2015

•	Distributable cash flow (“DCF”)(1) of $38.4 million for the first quarter, resulting in DCF coverage ratio of 2.58x

•	Raised first quarter distribution to $0.2100 per common unit, an increase of 12% over the prior year quarter and 7% relative to fourth quarter 2015

•	Maintained strong liquidity position of $301 million and LTM net debt to Adjusted EBITDA(1) ratio of 1.7x for the first quarter

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “Our continued strong performance and consistent execution demonstrates the stability of our business, which is driven by a disciplined and aligned sponsor, excellent third party dedications, and a concentrated footprint in the core of Appalachia.”

1.	Please see “Supplemental Non-GAAP Financial Measure” for a description of Adjusted EBITDA and Distributable cash flow.

First Quarter 2016 Results

Gathering volumes for the first quarter averaged 835 MDth/d, a 50% increase over the prior year quarter and a 19% increase relative to fourth quarter 2015, with 26% attributable to third-party volumes. Fresh water delivery volumes were 463 million gallons, or an average of 5.1 MMgal/d during the first quarter, a 150% increase over the prior year quarter and a 129% increase relative to fourth quarter 2015, with 4% attributable to third-party volumes.

We reported operating revenues of $54.5 million, comprised of $26.8 million in revenues from our gathering and compression segment and $27.7 million in revenues from our water services segment. Operation and maintenance expenses totaled $8.6 million, including $1.8 million for gathering and compression and $6.8 million for water services. We reported net income of $34.4 million, or $0.49 per limited partner unit. Adjusted EBITDA was $42.2 million and, after giving effect to $2.8 million of estimated maintenance capital expenditures, DCF was $38.4 million, resulting in a DCF coverage ratio of 2.58x. Cash interest expense was $1.0 million.

During the first quarter 2016, we invested approximately $30 million to develop gas gathering and compression assets, and $2 million to develop our water services assets.

Average Daily Throughput (MDth/d)
Three Months Ended
March 31, 2016
Gathering Assets
Washington County System	720
Greene County System	115

Total	835

% Third-party	26%

Average Daily Volumes (MMgal/d)
Three Months Ended
March 31, 2016
Water Services Assets
Pennsylvania Water	2.1
Ohio Water	3.0

Total	5.1

Financial Position and Liquidity

As of March 31, 2016, we had $291 million of capacity on our revolving credit facility and $10 million of cash on hand, resulting in $301 million of total liquidity.

Quarterly Cash Distribution

On April 22, 2016, we declared a quarterly distribution of $0.2100 per unit for the first quarter 2016, an increase of $0.0135 per unit, or 7%, relative to fourth quarter 2015. The distribution will be payable on May 12, 2016 to unitholders of record as of May 3, 2016.

Board of Director Appointment

As previously announced, Ms. Stephanie C. Hildebrandt was appointed to the Board of Directors of RMP’s general partner, effective March 16, 2016, where she will also serve on the Conflicts Committee. Ms. Hildebrandt, who currently serves as a partner with the international law firm Norton Rose Fulbright US LLP, brings over 25 years of energy experience, with a particular focus on master limited partnerships (“MLPs”). Prior to joining Norton Rose Fulbright, Ms. Hildebrandt served as the Senior Vice President, General Counsel and Secretary of Enterprise Products Partners L.P., one of the largest publicly-traded midstream MLPs, managing legal issues related to securities, litigation, employment, mergers and acquisitions, commercial transactions and corporate governance. Ms. Hildebrandt holds a Bachelor of Science in Foreign Service from Georgetown University and a Juris Doctorate, cum laude, from Tulane University Law School. She is admitted to the state bars of Texas and Louisiana.

Conference Call

RMP will host a conference call on May 5, 2016 at 11:00 a.m. Eastern time (10:00 a.m. Central time) to discuss first quarter 2016 financial and operating results. To listen to a live audio webcast of the conference call, please visit RMP’s website at www.ricemidstream.com. A replay of the conference call will be available following the call for two weeks and can be accessed from www.ricemidstream.com.

Rice Energy will host a conference call on May 5, 2016 at 9:30 a.m. Eastern time (8:30 a.m. Central time) to discuss first quarter 2016 financial and operating results and we encourage RMP investors to listen-in. To listen to a live audio webcast of the conference call, please visit Rice Energy’s website at www.riceenergy.com. A replay of the conference call will be available for two weeks and can also be accessed from www.riceenergy.com.

Please visit www.ricemidstream.com to view a presentation containing first quarter 2016 information.

Annual Report

RMP filed its annual report on Form 10-K for the year ended December 31, 2015 (the “2015 Annual Report”) with the SEC on February 25, 2016, and a copy of the 2015 Annual Report is available for download at www.ricemidstream.com and on the SEC website at www.sec.gov. RMP’s unitholders may receive, free of charge, printed copies of the 2015 Annual Report by writing to RMP Investor Relations at 2200 Rice Drive, Canonsburg, PA 15317.

About Rice Midstream Partners

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed by Rice Energy Inc. (NYSE: RICE) to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to Rice Energy and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

For more information, please visit www.ricemidstream.com.

Forward Looking Statements

This release includes forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, forecasted gathering volumes, revenues, Adjusted EBITDA, distribution growth, and distributable cash flow, the timing of completion of midstream projects, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our gathering and compression and water services businesses. These risks include, but are not limited to: commodity price volatility; inflation; environmental risks; regulatory changes; the uncertainty inherent in projecting future throughput volumes, cash flow and access to capital; and the timing of development expenditures of Rice Energy or our other customers. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

832-708-3437

Julie.Danvers@RiceMidstream.com

Rice Midstream Partners LP

Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except unit data)	2016	2015
Operating revenues:
Affiliate	$44,385	$23,860
Third-party	10,158	2,651

Total operating revenues	54,543	26,511
Operating expenses:
Operation and maintenance expense	8,545	2,904
Equity compensation expense (1)	986	1,065
General and administrative expense	3,756	3,129
Incentive unit expense (1)	—	434
Depreciation expense	5,370	3,085
Acquisition costs	73	—
Amortization of intangible assets	408	408
Other income	(212)	—

Total operating expenses	18,926	11,025

Operating income	35,617	15,486
Other income	—	9
Interest expense (1)	(1,047)	(521)
Amortization of deferred finance costs	(144)	(144)

Income before income taxes	34,426	14,830
Income tax expense	—	(1,906)

Net income	$34,426	$12,924

Calculation of limited partner interest in net income:
Net income	$34,426	$12,924
Less: Pre-acquisition net income allocated to general partner	—	3,856

Net income attributable to limited partners	$34,426	$9,068

Weighted average limited partner units (in millions)
Common units (basic)	42.2	28.8
Common units (diluted)	42.4	28.8
Subordinated units (basic and diluted)	28.8	28.8
Net income attributable to RMP per limited partner unit (2)
Common units (basic)	$0.49	$0.16
Common units (diluted)	$0.48	$0.16

	Three Months Ended
	March 31,
(in thousands, except unit data)	2016	2015
Subordinated units (basic and diluted)	$0.49	$0.16
Adjusted EBITDA (3)	$42,242	$12,459
Distributable cash flow (4)	$38,395	$10,945
Quarterly distribution per unit	$0.2100	$0.1875
Distribution declared:
Limited partner units - Public	$8,854	$5,391
Limited partner units - RICE	6,039	5,392

Total distribution declared	$14,893	$10,783
DCF coverage ratio	2.58	1.02

1.	Prior to their acquisition, the Water Assets were allocated incentive unit expense, equity compensation expense and interest expense initially recognized by Rice Energy. These non-cash charges are described in more detail in Note 9 to the consolidated financial statements in our 10-Q.
2.	Net income per limited partner unit does not include results attributable to the Water Assets prior to their acquisition as these results are not attributable to our limited partners.
3.	We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash equity compensation expense, amortization of deferred financing costs and other non-recurring items. Please read Supplemental “Non-GAAP Financial Measures.”
4.	We define distributable cash flow as Adjusted EBITDA less interest expense, and estimated maintenance capital expenditures. Please read Supplemental “Non-GAAP Financial Measures.”

Rice Midstream Partners LP

Segment Results of Operations

(Unaudited)

Gathering and Compression Segment

	Three Months Ended
	March 31,
(in thousands)	2016	2015
Gathering volumes: (MDth/d)
Affiliate	618	494
Third-party	217	63

Total gathering volumes	835	557
Compression volumes: (MDth/d)
Affiliate	9	38
Third-party	143	26

Total compression volumes	152	64
Operating results:
Operating revenues:
Affiliate	$17,306	$13,515
Third-party	9,494	2,651

Total operating revenues	26,800	16,166
Operating expenses:
Operation and maintenance expense	1,791	1,381
Equity compensation expense	742	996
General and administrative expense	2,954	2,331
Depreciation expense	1,935	1,449
Acquisition costs	73	—
Amortization of intangible assets	408	408
Other income	(212)	—

Total operating expenses	7,691	6,565
Operating income	$19,109	$9,601

Water Services Segment

	Three Months Ended
	March 31,
(in thousands)	2016	2015
Water services volumes: (MMgal)
Affiliate	445	185
Third-party	18	—

Total water services volumes	463	185
Operating results:
Operating revenues:
Affiliate	$27,079	$10,345
Third-party	664	—

Total operating revenues	27,743	10,345
Operating expenses:
Operation and maintenance expense	6,754	1,523
Equity compensation expense	244	69
General and administrative expense	802	798
Incentive unit expense	—	434
Depreciation expense	3,435	1,636

Total operating expenses	11,235	4,460

Operating income	$16,508	$5,885

Rice Midstream Partners LP

Supplemental Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define Adjusted EBITDA as net income (loss) before interest expense, depreciation expense, amortization expense, non-cash stock compensation expense, amortization of deferred financing costs and other non-recurring items. Adjusted EBITDA is not a measure of net income as determined by GAAP.

Distributable cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. We define distributable cash flow as Adjusted EBITDA less cash interest expense, and estimated maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances and is not a presentation made in accordance with GAAP.

Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess the financial performance of our assets, without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to other companies in the midstream energy sector, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing or capital structure; our ability to incur and service debt and fund capital expenditures; the ability of our assets to generate sufficient cash flow to make distributions to our unitholders; and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow will provide useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income and net cash provided by (used in) operating activities. Our non-GAAP financial measures of Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income or net cash provided by operating activities. Each of Adjusted EBITDA and distributable cash flow has important limitations as an analytical tool because it excludes some but not all items that affect net income and net cash provided by operating activities. You should not consider either Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Three Months Ended
(in thousands)	March 31, 2016
Adjusted EBITDA reconciliation to loss from continuing operations:
Net income	$34,426
Interest expense	1,047
Acquisition costs	73
Depreciation expense	5,370
Amortization of intangible assets	408
Non-cash equity compensation expense	986
Amortization of deferred finance costs	144
Other income	(212)

Adjusted EBITDA	$42,242

Adjusted EBITDA	$42,242
Cash interest expense	(1,047)
Estimated maintenance capital expenditures	(2,800)

Distributable cash flow	$38,395

Reconciliation of Adjusted EBITDA to Cash used in operating activities:
Adjusted EBITDA	$42,242
Interest expense	(1,047)
Other income	212
Acquisition costs	(73)
Changes in operating assets and liabilities which used cash	(4,899)

Net cash provided by operating activities	$36,435